NOTE AND SECURED REVOLVING LINE OF
                  CREDIT AGREEMENT MODIFICATION AGREEMENT NO. 5



         THIS AGREEMENT, made this 17th day of June, 1996, by and between FLEET BANK f/k/a FLEET BANK OF NEW YORK, a bank organized and existing under the laws of the State of New York, and having its principal banking house located at 69 State Street, Albany, New York 12201 (herein called the "Bank") and ENVIRONMENT-ONE CORPORATION, a New York corporation with its principal place of business at P.O. Box 773, 2773 Balltown Road, Schenectady, New York 12309 (herein called the "Borrower").


                              W I T N E S S E T H:

         WHEREAS, the Borrower did execute and deliver to the Bank a Business Purpose Promissory Note (Demand - Line of Credit) in the face amount of Two Million Five Hundred Thousand and no/100 Dollar ($2,500,000.00) dated as of October 2, 1992 (herein called the "Prior Note"); and

         WHEREAS, the Prior Note was subject to the terms and conditions of a Secured Revolving Line of Credit Agreement also dated as of October 2, 1992 by and between the Bank and the Borrower (the "Line of Credit Agreement"); and

         WHEREAS, the Prior Note and the Line of Credit Agreement were modified by the parties pursuant to the terms of a Note and Line of Credit Agreement Modification Agreement by and between the Borrower and the Bank dated the 23rd day of March, 1994 and a Letter Agreement dated May 10, 1994 (collectively the "Modification Agreement"); and

         WHEREAS, the Prior Note and the Line of Credit Agreement were further modified by the parties pursuant to the terms of a Note and Line of Credit Agreement Modification Agreement No. 2 by and between the Borrower and the Bank dated the 20th day of March, 1995 (the "Modification Agreement No. 2"); and

         WHEREAS, the Prior Note and the Line of Credit Agreement were further modified by the parties pursuant to the terms of a Note and Line of Credit Agreement Modification Agreement No. 3 by and between the Borrower and the Bank dated the 30th day of March, 1995 (the "Modification Agreement No. 3"); and

         WHEREAS, the Prior Note and the Line of Credit Agreement were further modified by the parties pursuant to the terms of a Note and Line of Credit Agreement Modification Agreement No. 4 by and between the Borrower and the Bank dated the 18th day of October, 1995 (the "Modification Agreement No. 4"). Pursuant to the terms of Modification Agreement No. 4, the Prior Note was modified, replaced and restated in its entirety by a Line of Credit Note in the face amount of $2,500,000.00 dated October 18, 1995, executed by the Borrower in favor of the Bank (the "Note"); and

         WHEREAS, the Borrower and the Bank desire to further modify certain terms of the Note and the Line of Credit Agreement, but only pursuant to the terms and conditions of this Note and Line of Credit Agreement Modification Agreement No. 5.

         NOW, THEREFORE, in pursuance of said agreement and in consideration of the mutual promises, covenants and agreements herein contained and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, the Borrower and the Bank mutually agree and covenant as follows:

         1. The definition of "Maturity Date" in the Note is hereby amended to read April 30, 1997.

         2. The definition of "Floating Rate" on page 1 of the Note is hereby modified to read in its entirety as follows:

                  "Floating Rate - The Fleet Bank Prime Rate, as such rate changes from time to time."


         3. The definition of "Libor Fixed Rate" on page 3 of the Note is hereby modified to read in its entirety as follows:

                  "Libor Fixed Rate - A per annum rate fixed at the Libor Rate, plus two percent (2.00%)."

         4. The in the Line of Credit Agreement, as modified, that the Borrower pay to the Bank a one-quarter of one percent fee on the unused portion of the
Note is hereby eliminated.

         5. All the other terms and conditions of the Note and the Line of Credit Agreement, as previously modified pursuant to the terms of the Modification Agreement, the Modification Agreement No. 2, the Modification Agreement No. 3 and the Modification Agreement No. 4, remain in full force and effect, with the exception of the modifications set forth in paragraphs 1 through 4 above.

         6. The Borrower hereby warrants and covenants to the Bank that as of the date of this Agreement, there are no disputes, offsets, claims or counterclaims of any kind or nature whatsoever under the Prior Note, the Note, the Line of Credit Agreement, the Modification Agreement, the Modification Agreement No. 2, the Modification Agreement No. 3, the Modification Agreement No. 4 or any of the documents executed in connection therewith or herewith or the obligations represented or evidenced thereby or hereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Note and Line of Credit Agreement Modification Agreement No. 5 as of the 17th day of June, 1996.

FLEET BANK                                          ENVIRONMENT-ONE CORPORATION


By:/s/ Kevin P. Harrigan                            By: /s/ Angelo Dounoucos
------------------------                            ------------------------
Kevin P. Harrigan,                                  Angelo Dounoucos, President
Vice President                                      and Chief Executive Officer



                                                    By:  /s/ Philip Welsh
                                                    ---------------------
                                                    Philip Welsh, Treasurer

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF Schenectady      )

         On this 17th day of June, 1996, before me personally appeared Angelo Dounoucos, to me known, who being by me duly sworn, did depose and say that he resides at 720 St. Davids Lane, Schenectady, New York 12309, that he is the President and Chief Executive Officer of ENVIRONMENT-ONE CORPORATION, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                             /s/ Carol J. Hicks
                                             ------------------
                                             Carol J. Hicks
                                             Notary Public State of New York
                                             No. 5022470
STATE OF NEW YORK          )                 Qualified in Schenectady County
                           ) ss.:            Commission Expires January 10, 1998
COUNTY OF Schenectady      )

         On this 17th day of June, 1996, before me personally appeared Philip Welsh, to me known, who being by me duly sworn, did depose and say that he resides at 13 Nottingham Way S., Clifton Park, New York 12065, that he is the Treasurer of ENVIRONMENT-ONE CORPORATION, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                             /s/ Carol J. Hicks
                                             ------------------
                                             Carol J. Hicks
STATE OF NEW YORK          )                 Notary Public State of New York
                           ) ss.:            No. 5022470
COUNTY OF Albany           )                 Qualified in Schenectady County
                                             Commission Expires January 10, 1998

         On this 17th day of May, 1996, before me personally appeared Kevin P. Harrigan, to me known, who being by me duly sworn, did depose and say that he resides at 201 Autumn Run, Schenectady, New York 12309, that he is a Vice President of FLEET BANK, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                          /s/Paul A. Schwarz
                                          ------------------
                                          Paul A. Schwarz
                                          Notary Public in the State of New York
                                          Residing in Schenectady County
                                          My Commission Expires 5/31/96